Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Prudential Investment Portfolios 12:

We consent to the use of our reports dated May 15, 2015, with respect to Prudential Investment Portfolios 12, incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectuses and “Other Service Providers” and “Financial Statements” in the statement of additional information.

New York, New York

May 27, 2015